June 10, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Mustang Geothermal Corp.
File 000-50191

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mustang Geothermal Corp., and agree with the statements concerning our Firm contained therein.

Very truly yours,

 /s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
June 10, 2011

Endnotes

200 South Park Road, Suite 150 • Hollywood, Florida 33021 • Main 954.922.5885 • Fax 954.922.5957 • www.jsw-cpa.com

Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants

Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC